                                                                   EXHIBIT 10.27

                                SUPPLY AGREEMENT

                                 BY AND BETWEEN

                             ACCIONA ENERGIA, S.A.,

                                   AS "BUYER"


                                       AND

              BAODING TIANWEI YINGLI NEW ENERGY RESOURCES CO., LTD.

                                  AS "SUPPLIER"



                         DATED AS OF NOVEMBER 9TH, 2006

                                SUPPLY AGREEMENT

THIS AGREEMENT, made and entered into as of this 9th day of November, 2006, by and between BAODING TIANWEI YINGLI NEW ENERGY RESOURCES CO., LTD. a corporation organized under the laws of the People's Republic of China ("PRC"), having its principal office at No. 3055 Fuxing Middle Road, Baoding, Hebei, PRC (hereinafter "YINGLI" or "SUPPLIER"), and ACCIONA ENERGIA, S.A.., a corporation organized under the laws of Spain, having its principal office at Avenida Ciudad de la Innovacion, 5, Sarriguren (Navarra), Spain (hereinafter "AE" or "BUYER").

Yingli is hereby represented by Mr. Liansheng Miao, acting in his capacity of President, having been duly authorized to represent and bind Yingli.

AE is hereby represented by Mr. Fermin Gembero Ustarroz, acting in his capacity of General Manager, having been duly authorized to represent and bind AE.

The Buyer and the Supplier are referred to herein individually as a "Party" and collectively as the "Parties".

                                    RECITALS

WHEREAS, Yingli is a PRC company, which manufactures photovoltaic (hereinafter "PV") modules of different sizes and installation capacities and is currently in operation in photovoltaic plants located in several countries, such as a FIFA Stadium in Germany.

WHEREAS AE intends to acquire between 80 and 100% of the share capital of Amper Central Solar, S.A., a Portuguese company, which will develop and construct, as owner, a photovoltaic plant with a capacity of between 42 and 62 MWp to be built in the city of Moura, Portugal (hereinafter, the "PROJECT")

WHEREAS the Buyer intends to develop and construct the Project for which it requires PV modules necessary to achieve the capacity mentioned in the immediately preceding paragraph;

WHEREAS, pursuant to the negotiations and discussions maintained by the Parties, Yingli and AE have reached an agreement on the major terms and conditions for the supply of 42 MWp of PV modules for the Project as stated in the letter signed by both Parties and dated 10 October, 2006.

WHEREAS Yingli desires to sell to Buyer and Buyer desires to purchase from Yingli 42 MWp of PV Modules, under the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual promises set forth herein and the mutual covenants herein contained, both parties hereto agree as follows:



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CLAUSE 1.- DEFINITIONS

"AMPER" means Amper Central Solar, S.A., a Portuguese company which is the owner of the Project.

"DELIVERY SITE" means the port of Destination, port unless otherwise agreed by the Parties.

"MOURA PROJECT" or the "PROJECT" means the photovoltaic plant to be developed and built by Amper in Moura (Portugal) with a capacity between 42 and 62 MWp.

"PORT OF DESTINATION" mean the Spanish or Portuguese port to be defined by AE and notified to Yingli.

"PROJECT SITE" means the location of the photovoltaic plant in Moura, Portugal.

"PV MODULES" means photovoltaic modules with the brand name of Yingli, with model numbers and technical specifications as described in detail in Schedule A attached hereto as an integral part hereof, as amended from time to time in writing by mutual agreement of the Parties during the term of this Agreement. For the avoidance of doubt, the PV Modules shall also include the High Speed Connectors, which shall be of adequate quality and lengths that will permit adequate assembly of the modules on the structures.

"YINGLI'S PREFERRED CUSTOMER TERMS AND CONDITIONS" means, the best commercial terms and conditions that Yingli may apply to its customers..

CLAUSE 2. - SUPPLY OF PV MODULES

2.1. During the term of this Agreement and subject to the terms and conditions herein contained, Supplier agrees to sell and deliver to Buyer and Buyer agrees to purchase from Supplier on a non-exclusive basis such number of PV Modules as will represent an output capacity of 42 MWp. The PV Modules to be supplied hereunder shall be used exclusively for the Moura Project.

2.2. In addition to the purchase of PV modules representing an output capacity of 42 MWp as provided in clause 2.1 hereof, the Buyer shall have the right to purchase from Supplier additional PV Modules representing an output capacity of up to 20 MWp for the Project on terms and conditions that are no less favorable than Yingli's Preferred Customer Terms and Conditions. The Supplier shall grant the Buyer a preferential right to purchase for the Project additional PV Modules representing an output capacity of 20 MWp, subject to the condition that the Buyer submit a purchase order not later than 31 March 2008. Such additional PV Modules shall be delivered in quarterly instalments, which the first two instalments consisting of 7 MWp and the last instalment consisting of 6 MWp. 30 September 2008 shall be the last day for delivery of the first instalment of such additional modules.



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2.3. The PV Modules to be supplied by the Supplier under this Agreement shall be manufactured in accordance with the best industry practices and shall be in accordance with the technical specifications that are described in detail in Schedule A hereto. In addition, the PV Modules shall comply with the IEC 61215 standard and will have a unitary nominal power of no less than 170
     Wp.

2.4. All PV Modules supplied by the Supplier hereunder shall be inspected and tested by Supplier and Class II electrical isolation quality certificates and flash test results data shall be issued and submitted to the Buyer within fifteen (15) days of the date of shipment of the PV modules from Supplier's manufacturing factory in PRC. Supplier represents that each of the different type of PV Modules that will be delivered under this Agreement have been certified by TUV. Supplier delivers to Buyer on the date of signing this Agreement, copies of the corresponding certificates, which are attached hereto as Schedule C. For any new type of PV Module that Supplier may deliver to Buyer hereunder, Supplier will obtain the corresponding TUV certificates and shall provide a copy of such certificates to Buyer not later than fifteen business days after having obtained such certificates.

2.5. Supplier agrees to supply the PV Modules classified in accordance with the electrical performance of each of the units delivered and deliver them grouped in a manner such that each single pallet shall include only PV Modules featuring the same maximum intensity. Supplier agrees to adequately mark each package to enable Buyer to identify the contents thereof and the kind of PV Modules included.

     The supply of the PV Modules will be organised in pallets of three different power levels (1, 2 and 3), which will be marked with a conspicuous large number.

     Supplier will classify the PV Modules into three levels (1, 2, 3), with 1 representing modules with the lowest intensity and 3 representing modules with the highest intensity, in accordance with the actual intensity produced by the modules.

     25% of the PV Modules to be supplied by the Supplier will correspond to power level 1; 50% to power level 2 and 25% to power level 3. The specific intensity of each level of the foregoing classification will be agreed by the Parties prior to the first delivery of the finished set of the PV Modules.

2.6. The Buyer shall have the right to, at its own expense and with at least one
     (1) business day prior notice, (i) send its inspectors to Supplier's manufacturing premises in China to inspect and test the manufacturing process and quality of PV Modules, (ii) to inspect the results of all quality control tests and inspections performed by Supplier, (iii) to inspect the loading of the PV Modules at the manufacturing plant of Supplier and (iv) to inspect the loading of the containers at port of origin, subject in all cases to the Supplier's confidentiality requirements and reasonable safety precautions, and so long as such inspection and presence does not unreasonably interfere with or delay the completion or delivery of the PV Modules or Supplier's performance of its obligations hereunder.



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2.7. After arrival of the PV Modules at the Port of Destination, both Parties may carry out a visual surface joint inspection on the packages of the shipments (without opening the packages) and issue a report on such inspection. However, such report will not in any way replace the report issued in connection with a random Open-Package Inspection, which is to be carried out at Buyer's warehouse at the moment of unloading of the pallets in Moura. If the package appears to be damaged or missing, Buyer shall provide photographs and a detailed report. Supplier shall have the right, at its expense, to carry out an Open Package Inspection at the Port of Destination.

2.8. If the Open Package Inspection results in a discovery of any shortage, defect or damage with respect to the delivered PV Modules, which are not in conformity with the stipulation of this Agreement or the quality standards specified under technical specifications detailed in the Schedule A of this Agreement, a detailed record of such shortage, defect or damage shall be made and signed by the representatives of Buyer within thirty (30) working days of such delivery. Buyer may use such record as evidence for claiming replacement, repair or supplement from Supplier.

2.9. If the Supplier is responsible for the problems mentioned above, the Supplier shall repair or replace the defective or damaged PV Modules free of charge within sixty (60)days upon receiving the notice of claim (together with a report from the Buyer) and shall be responsible for the risk and freight arising thereof to the Port of Destination, as well as the inspection fee and costs for customs clearance of the Buyer for the replaced and supplemented equipment and any extra costs that may have been caused by the replacement of the defective PV Modules.

2.10. Without prejudice to the right to carry out a joint inspection at the Port of Destination and the random Open Package Inspection, if any damage to the PV Modules is due to a fault of the Supplier, the Supplier shall repair or replace the damaged PV Modules at the Supplier's expense within 60 (sixty) days after having received the Buyer's notification to that effect.ii

2.11. Without prejudice to the right to carry out a joint inspection at the Port of Destination and the random Open Package Inspection, if any damage to the PV Modules is due to a fault of the Buyer, the Supplier shall repair or replace it at the Buyer's expense within sixty (60) days after having received the Buyer's notification.

2.12. The aforementioned inspections will not release the Supplier from his obligations and liabilities under this Agreement



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CLAUSE 3.- CONDITIONS OF DELIVERY. PACKING AND MARKING.

3.01. The PV Modules shall be delivered in accordance with the following schedule:

-------------------------------------------------------------------------------
                              YEAR 2007                  YEAR 2008
-------------------------------------------------------------------------------
FIRST QUARTER                   7 MWp                      7 MWp
-------------------------------------------------------------------------------
SECOND QUARTER                  7 MWp                      7 MWp
-------------------------------------------------------------------------------
THIRD QUARTER                   7 MWp
-------------------------------------------------------------------------------
FOURTH QUARTER                  7 MWp
-------------------------------------------------------------------------------

TOTAL PER YEAR                 28 MWp                     14 MWp
-------------------------------------------------------------------------------
TOTAL                                            42 MWP

A more detailed schedule of delivery will be agreed by the Parties in accordance with the following paragraphs of this Clause 3.

3.02. All deliveries of the PV Modules shall be made CIF Port of Destination (as defined under INCOTERMS 2000).

3.03. Each delivery shall be organised in containers, each of which shall include only modules of the same type and category. Each individual container shall be properly closed and sealed according to international commercial practice for this kind of transport and delivery.

3.04. The Supplier shall have the PV Modules packed according to international commercial practice to protect them from moisture, rain, rust, corrosion and shock, etc. in consideration of their different shapes and special features so as to withstand numerous handling, loading and unloading as well as long-distance ocean and inland transportation.

3.05 Two (2) working days after shipment is effected, the Supplier shall inform the Buyer by telefax of the following information:

      A)   Date and number of the Ocean Bill of Lading;
      B)   Name of the vessel;
      C) Estimated time of arrival of the vessel at the port of destination and site;
      D)   Total number of containers;
      E) Name, total price, total number of packages, total weight and total volume of the PV Modules;
      F)   Types of PV Modules; and
      G) List of each module's flash report data, classified in accordance with the provisions of Clause 2.5.

3.05 For purpose of this Clause 3, a delivery shall be deemed to have been effected when Supplier delivers the PV modules at the Port of Destination.



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
CLAUSE 4.- LIQUIDATED DAMAGES

     If the Supplier fails to deliver on time according to the delivery schedule as specified in Clause 3, the Supplier shall pay liquidated damages to the Buyer as follows:

     o Any delay of one (1) week or less shall not be deemed as a delay and the Supplier shall not be liable for any liquidated damages.

     o If the delay in delivery is for a period of up to four (4) weeks, the Supplier shall pay, for each week of late delivery counting from the first day of the second (2nd) week of delay, liquidated damages in an amount equal to [-]*% per week of the contracted price of the PV Modules that were due;

     o If the delay in delivery is for a period of more than four (4) weeks and up to eight weeks, the Supplier shall pay, for each week of late delivery counting from the first day of the fifth week, additional liquidated damages in an amount equal to [-]*% per week of the contracted price[ of the PV Modules that were due.

     o If the delay in delivery is for a period of more than four (4) weeks and up to eight (8) weeks, in addition to the liquidated damages set forth above, the Supplier shall pay, for each week of late delivery counting from the fifth (5th) week of delay, additional liquidated damages in an amount equal to [-]*%of the contracted price of the PV Modules that were due.

     o If the delay in delivery is for a period of more than eight (8) weeks, in addition to the liquidated damages set forth above, the Supplier shall pay, for each week of late delivery starting from the first day of the ninth (9th) week of delay, additional liquidated damages in an amount equal to [-]*% of the contracted price of the PV Modules that were due.ii

     o The total amount of the liquidated damages for late delivery of the PV Modules, shall not exceed [-]*% of the Total Price.ii

     o If the Supplier fail to deliver the PV Modules within six months following the due delivery date, the Buyer shall have the right to terminate this Agreement.

     o If the delays are due to the Supplier's responsibility but do not result in loss or revocation of the license to build and operate the Project or any other onerous losses or damages to the Buyer, the Buyer may, at its sole discretion, waive the need for compensation or reduce the level of compensation established in the above paragraphs.iiii

          The Parties acknowledge and agree that the Liquidated Damages set forth above are a reasonable estimate of the lost income and damage Buyer shall suffer


--------------------
* INFORMATION INTENTIONALLY OMITTED; CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR SUCH INFORMATION, AND SUCH INFORMATION HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

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
          because of the late delivery and that, therefore, the Liquidated Damages set forth above shall be Buyer's sole and exclusive remedy with respect to delays in the delivery of the PV Modules.

CLAUSE 5.- PRICE

5.01 The purchase price for the PV modules to be supplied hereunder shall be US$[-]* per Watt peak, or a total price US$[-]* ([-]* US Dollars) ("TOTAL PRICE") for all the PV Modules CIF Port of Destination. The Total Price has been agreed on the assumption that all of the PV Modules supplied hereunder shall be used exclusively in Moura Project.

5.02 The Parties agree that neither the price per Watt peak, neither the Total Price shall be subject to any variation for any reason whatsoever.

5.03 The Total Price is inclusive of all costs of customs formalities necessary for export from the country of origin as well as any duties, taxes and any other charges payable upon export and for their transit through any country, if applicable.

5.04 The Total Price does not include other taxes that may be due on the country of destination of the PV Modules, such as Value Added Tax or similar tax that may be applicable at the time of delivery in the country of destination. The Buyer shall be responsible for any such taxes. Supplier shall be responsible for any taxes that may be due in the country of origin of the PV Module.

CLAUSE 6.- PAYMENT CONDITIONS

The Total Price will be paid as follows:

6.01. ADVANCE PAYMENT: The Buyer will make a down payment of US$[-]* ([-]* US Dollars), representing [-]* percent ([-]*%) of the Total Price by no later than 10 November 2006, provided that the Supplier shall have sent a pro forma invoice for such amount. Upon payment of the Advance Payment in full, the Supplier shall issue and deliver to the Buyer the final invoice.

6.02 LETTER OF CREDIT: As to the remaining [-]*% ([-]* percent) of the Total Price, AE will provide to Yingli with an irrevocable and divisible letter of credit at sight for an amount of [-]* US Dollars ([-]* US Dollars) with a validity of 18 months. AE will deliver the Letter of Credit to Yingli not later than two weeks after having made the Advance Payment,

          The payments of the withdrawals regarding the remaining [-]*% ([-]* percent) of the Total Price, shall be paid to the Seller by the opening bank as follows and against the presentation by the Seller of the documents listed here below:


--------------------
* INFORMATION INTENTIONALLY OMITTED; CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR SUCH INFORMATION, AND SUCH INFORMATION HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.


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          a)   An electronic file with the flash reports data for each
               individual PV module supplied classified in accordance with the provisions of Clause 2.5 of this Agreement,
          b)   Original Ocean Bill of lading
          c) Original Invoice in 5 copies indicating shipping mark (in case of more than one shipping mark, the invoice shall be issued separately).
          d)   Original Packing list in 2 copies issued by the manufacturer.
          e) Copy of burofax to the Buyer advising the particulars of shipment immediately after shipment is made.
          f) A copy of the Certification of the PV Module according to the European Standard issued by an approved certification body, such as TUV.
          g) One original and two copies of Insurance Policy / Certificate according to Clause 8 hereof

          In addition, the Seller shall, within 14 days after shipment, send by airmail one extra set of the aforesaid documents, directly to the Buyer and the reasonable additional documents that the Buyer could require for the customs clearance of the PV Modules.

          The number of the documents and their contents shall be complete and correct.

CLAUSE 7.- POWER OF ATTORNEY

The parties shall provide to each other shortly after the execution of this Supply Agreement the document evidencing the capacity of their respective signatories to act on behalf of, represent and bind AE and Yingli for the purposes of this agreement.

CLAUSE 8.- TRANSPORT AND INSURANCE

8.01 The Supplier shall choose a reputable transport company, that shall have been previously approved by the Buyer, as the carrier for the international transportation of the PV Modules from PRC to the Port of destination. The Parties agree that Buyer shall hire that same carrier for the unloading of the PV modules at Port of Destination, their subsequent transportation and delivery at the Project Site. The costs of the transportation of the PV Modules from PRC to the Port of Destination shall be borne by supplier, whereas the costs of unloading and transportation until Project Site shall be borne by Buyer.

8.02 The Supplier shall choose a reputable insurance company, that shall have been previously approved by Buyer, to handle the insurance for transportation of the PV Modules until Port of Destination. The insurance shall be All Risks and War Risk covering 110% value of the PV Modules in the same currency as the Price. The Institute Cargo Clauses (All Risks), the Institute War Clauses (Cargo) of London Institute of Underwriters (amended in 1982) or comparable clauses are acceptable. The insurance party of such insurance coverage shall be exclusively the Supplier.



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8.03 The parties agree that Buyer shall hire that same insurance company to handle insurance for the unloading of the PV Modules at Port of Destination, their subsequent transportation, unloading and delivery at the Project Site and their manipulation on Project Site and the cost of the foregoing insurance coverage shall be borne by Buyer.

8.04 The insurance policy covering the concepts include in the preceding sections 8.02 and 8.03 shall include provisions that will allow the Parties to have the insurance company paying to the Supplier, provided that Supplier will deliver to Buyer PV Modules in an amount equal to the damaged PV Modules insured and paid for by the insurance company and within a maximum term of sixty (60) days since the date on which Buyer notifies the damage to Supplier and to the insurance company. The Parties agree to further develop this concept in the final insurance policy to be signed with the insurance company and to establish mechanisms that will ensure that

CLAUSE 9.- WARRANTIES

Yingli will give to AE the following warranties over the PV Modules:

9.01 POWER TOLERANCE: Yingli warrants that the power tolerance of each PV module delivered to AE shall be in the range of +/- 3% of its nominal rated power, and shall comply with the Schedule of Warranties attached hereto as Schedule B.

9.02 ABSOLUTE PRODUCT WARRANTY. Yingli warrants AE that the PV Modules are free from any material defects in materials and workmanship. This product warranty covering any kind of defects of the PV Modules shall be in force for a period of five (5) years after the date of commissioning of the whole of the Moura plant and shall comply with the Schedule of Warranties attached hereto as Schedule B.

9.03 TECHNICAL PERFORMANCE WARRANTY. Yingli warrants that the power output of the PV Modules shall, at all time during ten years after commissioning of the whole of the Moura plant, be higher than ninety percent (90%) of its minimum peak power. Yingli further warrants that the power output of the PV Modules shall, at all times during 25 years after their commissioning of the whole of the Moura plant, be higher than eighty percent (80%) of its minimum peak power. This warranty shall comply with the Schedule of Warranties attached hereto as Schedule B.

9.04 In case of claims pursuant to this article, the Buyer shall be entitled to request the Supplier to replace the defective PV Modules with new ones which conform to the specification, quality and performance as specified in this Agreement. The Supplier shall bear all directly related expenses sustained by the Buyer, and shall at the same time guarantee the quality of the replaced PV Modules for a further corresponding Guarantee Period in accordance with the Schedule B hereof.

9.05 In case of technical dispute an independent official laboratory will be designated under mutual agreement to determine whether the PV Module fulfils the requirements of this agreement.



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9.06 Supplier agrees to indemnify and hold harmless Buyer from and against any claim made by Amper or any of its officers, directors, employees or shareholders and the losses and damages arising thereof due to the fact that the PV Modules supplied hereunder do not comply with the warranties given herein to the extent that such claims, losses or damages are due to defects of the PV modules.

9.07. In any event, Supplier's responsibility stipulated in this clause shall be limited to the total amount of the payment by Buyer for the PV Modules.

CLAUSE 10.- LIMITATION OF LIABILITY

10.01 The total amount of the indemnities to be paid by Supplier, as set forth in this Agreement, will never exceed 100 % of the Price, unless when it is due to gross negligence, fraud or willful misconduct.

10.02 Neither Party shall be liable to the other Party for any loss of profit, loss of use, loss of production, loss of contracts or for any other indirect or consequential damage that may be suffered by the other Party, unless when it is due to gross negligence, fraud or willful misconduct.

CLAUSE 11.- INTELLECTUAL PROPERTY

11.01 Supplier shall pay all required royalties and license fees and shall procure, as required, the appropriate proprietary rights, licenses, agreements and permissions for methods, materials, processes and materials incorporated into the PV Modules. In manufacturing and delivering the PV Modules, Supplier shall not incorporate into the PV Modules any materials, methods, processes, software or systems that involve the use of any confidential information, intellectual property or proprietary rights that Buyer or Supplier does not have the right to use or which may result in claims or suits against Buyer or Supplier arising out of claims of infringement of any domestic or foreign patent rights, copyrights or other proprietary rights, or applications for any such rights, or use of confidential information or intellectual property.

11.02 Supplier agrees to indemnify and hold harmless Buyer from and against any claim made by any third party that the PV Modules supplied hereunder infringe the rights of such third party in respect to patent, design, copyright or any other intellectual property right and Supplier shall assume the defense of any action, suit or proceeding against Buyer relating thereto and shall pay any damages assessed against or otherwise payable by Buyer as a result of the final disposition of any such claim, action, suit or proceeding, provided, that Buyer promptly notifies Supplier of the commencement of any action, suit or proceeding, or threats thereof, and furnished to Supplier all documents relating thereto, and further provided, that Supplier is afforded the opportunity, in its sole and absolute discretion, to determine the manner in which such action, suit or proceeding shall be handled or otherwise disposed of. Buyer shall give Supplier the cooperation Supplier reasonably required, at Supplier's sole cost and expense for reasonable out-of-pocket expenses incurred by Buyer and paid to third parties. Notwithstanding the foregoing, Buyer may be represented in any suit by its own counsel at its own cost and expense.



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CLAUSE 12.- TERM AND TERMINATION

12.01 This Agreement shall become effective as of the date first above written (herein referred to as Effective Date), and thereafter shall remain in force and effect until the date of delivery of the last PV Modules hereunder, unless earlier terminated in accordance with any other provisions of this Agreement. Notwithstanding the foregoing, some provisions of this agreement will remain in force after its termination, such as clauses 16, 26, 27, 28, 29, 31 and 32.

12.02 By mutual agreement at least ninety (90) days prior to expiration hereof, this Agreement may be extended for a period of one (1) year under the terms and conditions to be then mutually agreed to in writing.

12.03 Either Party hereto has the right to terminate this Agreement by giving a written notice to the other Party in case such other Party shall have been in a breach and/or default of the provisions of this Agreement, and such breach and/or default shall not have been corrected within sixty (60) days after receipt of notice specifying the nature of such breach and/or default.

12.04 Buyer may at any time terminate this Agreement immediately by giving a written notice to Supplier upon any of the following events:

          (i) Any arrangement with direction or any application for bankruptcy, receivership, winding up or other similar proceeding against Supplier is made;

          (ii) All of or, in the opinion of Buyer, substantial part of the assets of Supplier shall be seized or attached in conjunction with any action against Supplier by any third party;

          (iii) A sale of all of or in the opinion of Buyer substantially all of the assets of Supplier is made, or this Agreement is assigned by Supplier without the prior written consent of Buyer;

          (iv) There occurs any such change in the capital ownership and/or management control of Supplier as, in the opinion of Buyer, may adversely affect the performance of this Agreement and/or the benefits or rights of Buyer in this Agreement;

          (v) There occurs any difficulties, in Buyer's opinion, to perform the obligation under this Agreement due to any of significant changes of the political, economic or taxation policy by the governmental or quasi-governmental organization or agencies in the People's Republic of China;



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          (vi) In the reasonable judgment of the Buyer, the quality of the PV
               Modules delivered is not fit for purposes of the Buyer and such insufficiency in quality cannot reasonable be expected to be corrected within a reasonable period of time,

          (vii) a suspension of the performance of the obligations under this Contract due to an Event of Force Majeure for more than two (2) months;

          (viii)An export license of the PV Modules from China into the European Union/Portugal is not obtained from the competent authority of the Government of. China, (to the extent that such license is required by law), within 60 (sixty) days from the Effective Date hereof.

     The Supplier may at any time terminate this Agreement immediately by giving a written notice to Supplier upon any of the following events:

          (i) The Buyer or Amper loses the right to construct or develop the Project;

          (ii) The Supplier fails to obtain sufficient amount of polysilicon to produce the PV modules after using its best efforts.

     In all cases set forth in this section 12.04, Supplier shall immediately return to Buyer the Letter of Credit, as well as the balance of the Advance Payment for which the Supplier has not supplied PV Modules.

12.05 Termination or expiration of this Agreement shall not affect the right of Supplier or Buyer which shall have accrued hereunder including, without limitation, the Supplier's right to receive payment of the PV Modules already delivered and the Buyer's right to receive the PV Modules shipped and paid.

12.06 No failure or delay on the part of either party hereto to exercise its right of termination of this Agreement for any one or more of the causes specified herein, shall be construed to prejudice its rights of termination hereof for any other or subsequent reason.

CLAUSE 13.- TRANSFER OF RISK AND TRANSFER OF OWNERSHIP

13.01 Supplier warrants and guarantees that legal title to and ownership of the supplied PV Modules shall be free and clear of any and all liens, claims, security interests or other encumbrances when title thereto passes to Buyer. Title to each PV Modules, and their components shall pass to Buyer upon delivery at the Delivery Location (i.e. Lisbon Port).

13.02 Responsibility for risk of loss to the PV Modules shall pass to Buyer upon transfer of title on Delivery under the foregoing section. The Supplier is responsible for the care and custody of the PV Modules until Delivery and shall make good at its own cost any loss or damage that may occur to such Equipment from any cause whatsoever during that period. If damage results from the fault of Supplier, Supplier shall proceed to repair and restore the affected portion of the PV Modules at its cost and expense on a priority basis.

CLAUSE 14.- FORCE MAJEURE

Neither party is responsible for any failure to perform its obligations under this Contract, if it is prevented or delayed in performing those obligations by an Event of Force Majeure.

An Event of Force Majeure includes the following events or circumstances, which are beyond the control and without the fault or negligence of the party affected and which by the exercise of reasonable diligence, the party affected was unable to prevent

(a)  Act of Terrorism;

(b) riot, including stopping of work by a hostile group, war, invasion act of foreign enemies, hostilities (whether war be declared or not), civil war, rebellion, revolution, insurrection of military or usurped power, requisition or compulsory acquisition by any governmental or competent authority or order for stopping of work by any competent court of law or Government Authority;

(c) ionising radiation or contamination, radio activity from any nuclear fuel or from any nuclear waste from the combustion of nuclear fuel, radio active toxic explosive or other hazardous properties of any explosive assembly or nuclear component;

(d) epidemic, earthquake, flood, fire, landslide, volcanic activity, heavy rains and unseasonal rains, tsunami, lightning, or other physical natural disaster or severe weather conditions which makes it dangerous or impossible to perform Supplier's obligations under this Contract;

(e) strikes or industrial disputes in any Subcontractor's premises or General Strike which affects the Supplier's works.

Where there is an Event of Force Majeure, the party prevented from or delayed in performing its obligations under this Contract shall as soon as reasonably practicable notify the other party giving full particulars of the Event of Force Majeure and the reasons for the Event of Force Majeure preventing that party from, or delaying that party in performing its obligations under this Contract. That party shall use its reasonable efforts to mitigate the effect of the Event of Force Majeure upon its performance of its obligations under this Contract.

Upon completion of the Event of Force Majeure the party affected shall as soon as reasonably practicable recommence the performance of its obligations under this Contract.

An Event of Force Majeure does not relieve a party from liability for an obligation which arose before the occurrence of that event, nor does that event affect the obligation to pay money in a timely manner which matured prior to the occurrence of that event.

The Parties shall determine, considering the effect of the Force Majeure to the performance of the Agreement, whether to terminate this Agreement or release part of the obligations under this Agreement or allow delayed performance of the Agreement.

CLAUSE 15.- MODULE ASSEMBLY PLANT

15.01 Yingli will lend all necessary support to AE to establish and operate the PV modules assembly plant at Moura, including the timely supply of machinery and equipment for the production of PV Modules and raw material supply as well as the technical assistance, training of personnel and staff, materials specifications and drawings, tools and fixtures, etc.

CLAUSE 16.- SHAREHOLDING INTEREST IN AMPER.

16.01 AE will ensure that Yingli will have the right to subscribe up to a maximum of a 10% of the issued and registered share capital of Amper, as owner of the Project.

16.02 The entry of Yingli in the share capital of Amper would occur at the moment that AE considers, at its sole discretion, as the most convenient for the development and operation of the Project and, in any event, not before the two following conditions precedent have been fulfilled: (i) AE has acquired its shareholding in Amper, and (ii) Moura city council has decided the final shareholding interest that it will retain in Amper

16.03 The value of the shares to be acquired by Yingli will take into account all costs incurred by AE for its entry in Moura Project until the date on which Yingli finally joins in. Simultaneously to the entry of Yingli in Amper's share capital, the parties will enter into a shareholders agreement that will set out the conditions that shall rule their relationship as shareholders of Amper.

CLAUSE 17.- ASSIGNABILITY

17.01 Except as approved by the Buyer, neither this Agreement nor any interest nor any claim under this Agreement nor any sum or sums which may become due or owing to the Supplier as a result of the Supplier's performance of its obligations under this Agreement, may be assigned, transferred, novated or pledged, charged or mortgaged by the Supplier, save for purposes of corporate reorganization or restructuring.

17.02 The Buyer is entitle to assign, transfer or pledge this Contract and its rights, interests, obligations and liabilities under this Agreement or over the PV Modules to any third party, at its sole discretion. In cases where Buyer assigns this Agreement, it shall notify the identity and particulars of the assignee in writing to the Supplier within thirty (30) days after the assignment or transfer has taken place.

17.03 In particular, the Buyer may, without the consent of the Supplier, assign, mortgage, or charge its rights, interests, obligations or liabilities under this



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
Agreement or over the PV Modules as security in favour of the Lenders in connection with obtaining financing for the Project.

CLAUSE 18.- SEVERABILITY

In the event that any of the provisions, or portions or applications thereof, of this Agreement are held to be unenforceable or invalid by any competent courts, the Parties shall negotiate an equitable adjustment in the provisions of this Agreement with a view toward effecting the purposes of this Agreement, and the validity and enforceability of the remaining provisions, or portions or applications thereof, shall not be affected.

CLAUSE 19.- NOTICES

19.01 Any Notice required or permitted to be given by Buyer to Supplier hereunder shall be in writing and shall be addressed to:

      SUPPLIER:

      BAODING TIANWEI YINGLI NEW ENERGY RESOURCES CO., LTD.
      N(0) 3055 Fuxing Middle RoaD
      Attention:      Mr Miao Liansheng
                      Position: Chairman
                      Email: master@yinglisolar.com
                      Phone: +86 312 313 6969

      and any Notice required or permitted to be given by Supplier to Buyer hereunder shall be in writing and shall be addressed to:

      BUYER:

      Acciona Energia, S.A..
      Avenida Ciudad de la Innovacion, 5
      Attention:      Mr Fermin Gembero Ustarroz
                      Position: General Manager
                      Email: fgembero@acciona.es
                      Phone: +34 948 00 60 20

      With copies to: Mr. Miguel Arraras
                      Position: General Manager of Acciona Solar S.A.
                      Email: marraras@acciona.es
                      Phone: +34 948 16 68 10

19.02 Delivery. All Notices shall be delivered either in person to the address listed above, via certified mail with a return receipt requested in a securely sealed envelope, or shall be sent via facsimile, and shall be effective when actually received or three (3) Days after being properly mailed as provided above, whichever is earlier, at the address specified above. Service by facsimile after 5:00 p.m. local time of the recipient shall be deemed received on the following

     Business Day. The Parties, by like Notice in writing, may designate, from time to time, another address or office to which Notices may be given pursuant to this Agreement.

CLAUSE 20.- SECTION HEADINGS

The Article and Section headings have been inserted for convenience of reference only and shall not in any manner affect the construction, meaning or effect of anything herein contained nor govern the rights and liabilities of the Parties.

CLAUSE 21.- ENTIRE AGREEMENT.

This Agreement, along with the Recitals contains the entire agreement between the Parties with respect to the subject matter hereof, and supersedes any and all prior and contemporaneous written and oral agreements, proposals, negotiations, understandings and representations pertaining to the subject matter hereof.

CLAUSE 22.- AMENDMENTS.

No amendments or modifications of this Agreement shall be valid unless evidenced in writing and signed by a duly authorized representative of both Parties.

CLAUSE 23.- NO THIRD-PARTY RIGHTS.

This Agreement and all rights hereunder are intended for the sole benefit of the Parties hereto and shall not imply or create any rights on the part of, or obligations to, any other Person.

CLAUSE 24.- SURVIVAL OF PROVISIONS.

All provisions of this Agreement that are to come into or continue in force and effect after the expiration or termination of this Agreement shall remain in effect and be enforceable following such expiration or termination.

CLAUSE 25.- REPRESENTATIONS AND WARRANTIES

25.01    SUPPLIER REPRESENTATIONS.

Supplier represents to Buyer that, as of the date hereof:

     25.1.1 Organization and Qualification. Yingli is a corporation duly organized, validly existing and in good standing under the laws of the People's Republic of China, has the lawful power to engage in the business it presently conducts and contemplates conducting. .

     25.1.2 Power and Authority. Yingli and its signatory thereto Mr.
            Liansheng Miao has the authority to execute and carry out this Agreement and to perform their respective obligations hereunder and all such actions have been duly authorized by all necessary corporate or member action on its part.

     25.1.3 No Conflict. The execution, delivery and performance of this Agreement shall not conflict with, result in the breach of, constitute a default under or accelerate performance required by any of the terms of the articles of incorporation or the bylaws of Yingli or any Applicable Laws or any material covenant, agreement, understanding, decree, indenture, instrument or order to Yingli is a party or by which Yingli or any of their properties or assets is bound or affected.

     25.1.4 Validity and Binding Effect. This Agreement has been duly and validly executed and delivered by Yingli. This Agreement constitutes a legal, valid and binding obligation of Yingli, enforceable in accordance with its terms, except to the extent that its enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally or by general principles of equity. No authorization, approval, exemption or consent by any governmental or public body or authority is required in connection with the authorization, execution, delivery and carrying out of the terms of this Agreement.

     25.1.5 Patents, Licenses, Franchises. Yingli owns or possesses all the patents, trademarks, service marks, trade names, copyrights, licenses, franchises, permits and rights with respect to the foregoing necessary to perform the obligations under this Agreement and, in particular, to sell and deliver the PV Modules and to give the Advance Payment Guarantee as owner of the silicon and any other guaranteeing assets, and to carry on its business as presently conducted and presently planned to be conducted without conflict with the rights of others.

     25.1.6 Compliance with Laws. Yingli has complied with all applicable laws such that it has not been subject to any fines, penalties, injunctive relief or criminal liabilities that in the aggregate have materially affected or may materially affect the business operations or financial condition of either of Yingli or its abilities to perform its obligations under this Agreement.

     25.1.7 Supplier Qualified. Yingli is fully experienced and properly licensed and equipped to perform all aspects of the obligations under this Agreement in accordance with the terms set forth herein.

     25.1.8 Licenses. Yingli is the holder of all necessary governmental consents, licenses, permits or other authorizations required under the applicable laws to operate or conduct its business as contemplated herein.

     25.1.9 Legal Requirement. Yingli is aware of all the legal requirements and business practices that must be followed in performing its obligations under this Contract and the PV Modules shall conform with such



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
            requirements and practices and in compliance with all applicable laws and necessary permits.

    25.1.10 All obligations under this Contract will be performed by Supplier in accordance with prudent engineering practices and prudent industry practices

25.02 BUYER REPRESENTATIONS.

Buyer represents to Supplier that, as of the date hereof:

25.2.1 Organization and Qualification. AE is a corporation duly formed and validly existing under the laws of Spain and has the lawful authority to engage in the business it presently conducts and contemplates conducting.

25.2.2 Power and Authority. AE has the authority to make and carry out this Agreement and to perform its obligations hereunder.

25.2.3 No Conflict. The execution, delivery and performance of this Agreement shall not conflict with, result in the breach of, constitute a default under or accelerate performance required by any of the terms of AE's constituent documents.

25.2.4 Validity and Binding Effect. This Agreement has been duly and validly executed and delivered by AE. This Agreement constitutes a legal, valid and binding obligation of AE, enforceable against AE in accordance with its terms, except to the extent that its enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally or by general principles of equity.

25.2.5 Compliance with Laws. AE has complied with all Applicable Laws such that it has not been subject to any fines, penalties, injunctive relief or criminal liabilities which in the aggregate have materially affected or may materially affect the compliance with its obligations hereunder.

CLAUSE 26.- CONFIDENTIALITY.

Buyer and Supplier agree to hold in confidence for a period commencing with the Effective Date and ending ten years from the date of termination of this Agreement, except as may be necessary to perform the obligations hereunder, any information supplied to the receiving Party ("Receiving Party") by the disclosing Party ("Disclosing Party"), and designated in writing as confidential. The Parties each acknowledge that any technical, pricing, marketing, warranty information regarding the PV Modules, the Technical Specifications and this Agreement shall be designated as confidential by the Disclosing Party. Buyer may disclose any information to the extent that such disclosure is required by Buyer's attorneys, accountants, Lenders or Affiliates, Other Contractors, interconnection suppliers, operators or other suppliers to the Project and any Person providing any other type of services to the Project, provided such parties agree to the confidentiality provisions hereof. Supplier shall not publish information regarding the Project (except as it may relate to the performance of its obligations hereunder), nor shall Supplier arrange for or participate in any visit to the site by any Person who is not connected with the Project, unless Buyer provides its express prior written consent thereto.

The provisions of this Clause shall not apply to information within any one of the following categories: (a) information that was in the public domain prior to Receiving Party's receipt thereof from the Disclosing Party or that subsequently becomes part of the public domain by publication or otherwise except by the Receiving Party's wrongful act; (b) information that the Receiving Party can show was lawfully in its possession prior to its receipt from the Disclosing Party through no breach of any confidentiality obligation; (c) information received by the Receiving Party from a third party that did not have a confidentiality obligation; or (d) information independently developed by Supplier or Buyer.

CLAUSE 27.- ANNOUNCEMENTS AND PUBLICITY

Neither Party shall make any public announcement or issue any public circular (including a media or press release) relating to this Agreement or its subject matter without the prior written consent of the other Party, except where any disclosure is required by any legal, accounting or regulatory authority or required by the rules and regulations of any recognised Stock Exchange, but such disclosure shall only be to the extent required.

Except as expressly provided in this Agreement, neither Party will use the name of the other Party, or any of the other Party's associated companies, as a reference or in any advertising or promotional materials without that other party's prior written consent, such consent not to be unreasonable withheld or delayed.

CLAUSE 28.- COSTS

Each Party shall bear and pay its own costs and expenses relating to the negotiation, preparation, execution and implementation of this Agreement and each document referred to herein.

CLAUSE 29.- NO WAIVER

A Party's delay or failure to exercise any right, power or interest under this Agreement shall not operate as a waiver of it, and any partial exercise of any right, power or interest shall not preclude exercise of any other right, power or interest. No Party to this Agreement shall be deemed to have waived any rights arising out of the Agreement or out of any default or breach hereunder, unless such Party executes the waiver in writing.

If a Party waives any right arising out of the Agreement or out of any default or breach of another Party, such waiver shall not be construed to constitute a waiver of any other right arising out of the Agreement or out of the default or breach of another Party, even if the latter is similar to the prior.

CLAUSE 30.- LANGUAGE

This Contract shall be written in a English version in four counterparts originals.

CLAUSE 31.- CHOICE OF LAW

This agreement shall in all respects be governed and construed in accordance with the published law and regulations of Spain.

CLAUSE 32.- DISPUTES RESOLUTION

Any and all disputes, controversies or differences which may arise between the parties hereto out of or in relation to this Agreement (including a dispute regarding the existence, validity or termination of this Agreement) shall be settled between the parties hereto by their amicable endeavours.

However, if in spite of such amicable endeavours of the parties hereto, no such solution can be reached within sixty (60) days after occurrence of such disputes, controversies or differences, then, they shall be finally settled (without being submitted to any court) by arbitration at the International Chamber of Commerce under the Rules of Arbitration of the International Chamber of Commerce by three arbitrators appointed in accordance with the said Rules. The venue for such arbitration process shall be Paris(France).

The language of the arbitration process shall be English. The arbitral award shall be final and binding upon the Parties. Arbitration expenses shall be borne by the losing Party, except as otherwise awarded by the Arbitration tribunal.

In the event of arbitration, the Parties shall continue to perform their obligations under this Agreement as reasonable as possible and to the extent practical, with the exception of those parts of this Agreement which are under arbitration.

CLAUSE 33.- COUNTERPARTS.

This Agreement may be signed in any number of counterparts and delivered by facsimile and each counterpart shall represent a fully executed original as if signed by legally authorized representatives of both Parties.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement in four (4) original instruments, to be executed and delivered in the English language as of the date first above written, in a manner legally binding upon them, by their duly authorized officers, each of which shall be retained by Supplier and Buyer respectively.

-------------------------------------------------------------------------
    BAODING TIANWEI YINGLY NEW               ACCIONA ENERGIA, S.A.
      ENERGY RESOURCES, CO
-------------------------------------------------------------------------
/s/ Liansheng Miao                       /s/ Fermin Gembero Ustarroz
-------------------------------------------------------------------------
Name:  Liansheng Miao                    Name:  Fermin Gembero Ustarroz
-------------------------------------------------------------------------
Position:  Chairman                      Position:  General Manager
-------------------------------------------------------------------------

(Seal of the Buyer)



                                       21